Filed Pursuant to Rule 424(b)(5)
Registration No. 333-175330

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 14, 2013)

6,500,000 Shares

Common Shares

We are offering 6,500,000 common shares of beneficial interest, par value $0.001 per share, or common shares, pursuant to this prospectus supplement and the accompanying prospectus. Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “FPO.” On May 20, 2013, the last reported sale price of our common shares on the NYSE was $15.19 per share.

Our common shares are subject to certain restrictions on ownership and transfer designed to assist us in maintaining our status as a real estate investment trust, or REIT, for federal income tax purposes. For example, our declaration of trust generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 8.75%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares. See “Restrictions on Ownership and Transfer” on page 18 of the accompanying prospectus for more information about these restrictions.

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks set forth beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein.

	Per Share	Total
Public offering price	$14.70	$95,550,000
Underwriting discount	$0.6247	$4,060,550
Proceeds, before expenses, to us	$14.0753	$91,489,450

We have granted the underwriters an option to purchase up to 975,000 additional common shares on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares in book-entry form through the facilities of The Depository Trust Company on or about May 24, 2013.

KeyBanc Capital Markets	Wells Fargo Securities

BMO Capital Markets	Morgan Stanley	PNC Capital Markets LLC	Raymond James	RBC Capital Markets

Capital One Southcoast	Piper Jaffray	SunTrust Robinson Humphrey

The date of this prospectus supplement is May 21, 2013.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included in this prospectus supplement updates and supersedes such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates or as of other dates that are specified herein or therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to “the Company,” “our company,” “we,” “our” and “us” mean First Potomac Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership. The term “you” refers to a prospective investor in our common shares offered by this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus include and incorporate by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our pending dispositions;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our ability to make distributions to our common and preferred shareholders in the future;

•	our understanding of our competition;

•	market trends;

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•	projected capital expenditures; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements: changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions and, if applicable, dispositions on acceptable terms; the Company’s ability to manage its current debt levels and repay or refinance its indebtedness upon maturity or other required payment dates; the Company’s ability to maintain financial covenant compliance under its debt agreements; the Company’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; the impact of the Company’s recent internal investigation, including any remedial actions and enhancement measures implemented in response to the internal investigation; any impact of the informal inquiry initiated by the SEC; the Company’s ability to obtain debt and/or financing on attractive terms, or at all; and other risks detailed under “Risk Factors” beginning on page S-5 of this prospectus supplement and in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents the Company files with the SEC.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements, the factors listed above or the matters discussed in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about risks that you should consider before investing in our common shares.

Our Company

We are a leader in the ownership, management, development and redevelopment of office, business park and industrial properties in the greater Washington, D.C. region. We strategically focus on acquiring and redeveloping properties that we believe can benefit from our intensive property management and seek to reposition these properties to increase their profitability and value. Our portfolio contains a mix of single-tenant and multi-tenant office and industrial properties as well as business parks. Office properties are single-story and multi-story buildings that are used primarily for office use; business parks contain buildings with office features combined with some industrial property space; and industrial properties generally are used as warehouse, distribution or manufacturing facilities.

We conduct our business through the Operating Partnership. We are the sole general partner of, and, as of March 31, 2013, owned a 95.2% interest in the Operating Partnership. The remaining interests in the Operating Partnership are limited partnership interests, some of which are owned by several of our executive officers who contributed properties and other assets to us upon our formation, and the remainder of which are owned by other unrelated parties.

At March 31, 2013, we wholly-owned or had a controlling interest in properties totaling 13.6 million square feet and had a noncontrolling ownership interest in properties totaling an additional 0.9 million square feet through five unconsolidated joint ventures. We also owned land that can support approximately 2.4 million square feet of additional development, of which 0.8 million is included in the pending industrial portfolio sale described below. Our consolidated properties were 83.9% occupied by 634 tenants at March 31, 2013. We do not include square footage that was in development or redevelopment, which totaled 0.1 million square feet at March 31, 2013, in our occupancy calculation. We derive substantially all of our revenue from leases of space within our properties. As of March 31, 2013, our largest tenant was the U.S. Government, which along with government contractors, accounted for 23% of our total annualized cash basis rent. The U.S. Government accounted for 22% of our outstanding accounts receivable at March 31, 2013.We operate so as to qualify as a REIT for federal income tax purposes.

Our corporate headquarters are located at 7600 Wisconsin Avenue, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200. We maintain a website at www.first-potomac.com. The information on or accessible through our website is not incorporated into, and does not constitute a part of, this prospectus supplement or the accompanying prospectus.

Recent Developments

Pending Dispositions

Industrial Portfolio

As previously disclosed, we entered into two separate contracts, which are described in further detail below, to sell 24 industrial properties (comprising the majority of our industrial portfolio), consisting of approximately 4.3 million square feet, approximately 2.6 million square feet of which is located in Southern Virginia. The aggregate sales price under the contracts for the 24 properties is $259.0 million. We intend to use proceeds from the sale of our industrial properties primarily to repay outstanding indebtedness, including amounts outstanding under our unsecured revolving credit facility and certain mortgage and other indebtedness secured by the industrial properties. The pending sale of the majority of our industrial properties is expected to strengthen our operating metrics, further streamline our focus on office properties (which would represent more than 50% of total revenue after the sale) and provide capital to improve balance sheet flexibility.

Specifically, on May 17, 2013, we entered into a definitive purchase and sale agreement with BRE/Industrial Acquisition Holdings 1, L.L.C., or the Purchaser, an affiliate of Blackstone Real Estate Partners VII, pursuant to which we have agreed to sell a portfolio of 23 industrial properties, consisting of approximately 4.0 million square feet, to the Purchaser for $241.5 million. The transaction is expected to close by the end of the second quarter of 2013 subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending disposition will be consummated on the terms described above, or at all.

On April 12, 2013, we entered into a definitive purchase and sale agreement pursuant to which we agreed to sell I-66 Commerce Center, a 236,000 square foot industrial property in Haymarket, Virginia, to Corporate Office Properties Trust for $17.5 million. The transaction closed on May 7, 2013.

Lafayette Business Center

As previously disclosed, in March 2013, we entered into a contract to sell a 32,000 square foot building at Lafayette Business Center, a six-building office park located in Chantilly, Virginia, for $2.5 million. The sale is expected to close in the second quarter of 2013. The pending disposition is subject to customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending disposition will be consummated on the terms described above, or at all.

The Offering

Issuer	First Potomac Realty Trust, a Maryland real estate investment trust

Common shares offered by us	6,500,000 common shares. We have granted the underwriters an option to purchase up to 975,000 additional common shares.

Common shares to be outstanding after this offering(1)	57,768,467 common shares

Common shares and Operating Partnership units to be outstanding after this offering(1)(2)	60,366,726 common shares and Operating Partnership units (excluding Operating Partnership units owned by us)

Use of proceeds	We expect that the net proceeds of this offering will be approximately $91.1 million (or approximately $104.9 million if the underwriters’ option to purchase additional common shares is exercised in full), after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to contribute to the Operating Partnership the net proceeds of this offering in exchange for Operating Partnership units. The Operating Partnership intends to use the net proceeds of this offering to repay outstanding indebtedness consistent with our strategic and capital plan, including the amounts outstanding under our secured term loans and a portion of the amounts outstanding under our unsecured revolving credit facility, and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc., which are underwriters of this offering, are lenders under our unsecured revolving credit facility, and an affiliate of KeyBanc Capital Markets Inc. is the lender under our secured term loans. As described above, the Operating Partnership intends to use a portion of the net proceeds to repay the amounts outstanding under our secured term loans and a portion of the amounts outstanding under our unsecured revolving credit facility. As such, these affiliates, as applicable, will receive the amounts outstanding under our secured term loans and their proportionate shares of any amount outstanding under our unsecured revolving credit facility that are repaid with the net proceeds of this offering. See “Underwriting.”

Restrictions on ownership and transfer	Our declaration of trust contains ownership and transfer restrictions relating to our common shares designed to assist us in maintaining our status as a REIT for federal income tax purposes. For example, our declaration of trust generally restricts any person from acquiring beneficial ownership, either directly or indirectly, of more than 8.75%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common shares.

NYSE symbol	FPO

(1)	Excludes (a) 975,000 common shares issuable upon the exercise in full of the underwriters’ option to purchase additional common shares; (b) 1,468,710 common shares issuable upon exercise of outstanding options; and (c) 3,686,679 common shares reserved for future awards under our equity compensation plans.

(2)	Includes 2,598,259 Operating Partnership units held by limited partners of the Operating Partnership, which units may, subject to certain limitations, be redeemed for cash or, at our option, exchanged for our common shares on a one-for-one basis.

RISK FACTORS

Investing in our common shares involves risks. In addition to other information in this prospectus supplement, you should carefully consider the risks described below, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, as well as all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to our common shares. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a part of your investment in our common shares. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information” in this prospectus supplement.

Risks Related to Our Business and Properties

The pending disposition of our industrial properties is subject to a number of risks, including the risk that we may be unable to complete the sales of our industrial properties on the terms described above, or at all.

As described above, we entered into two contracts to sell 24 industrial properties, consisting of approximately 4.3 million square feet. Although we have closed on the sale of I-66 Commerce Center, the consummation of the pending disposition of the remaining 23 properties is subject to customary closing conditions, and we can provide no assurances that these conditions will be satisfied or that the pending disposition will be consummated on the terms described above, or at all. If the pending disposition is not consummated, we may not be able to find other suitable buyers for the industrial properties on attractive terms or at all, or we may be required to spend considerable time and resources to consummate such alternative dispositions. If the pending disposition is not consummated and we cannot find other suitable buyers for the industrial properties, we may be required to revise our strategic and capital plan to focus more on additional equity offerings, which may dilute the holdings of existing shareholders or reduce the market price of our equity securities. In addition, we may not be successful in achieving our previously stated goals of reducing leverage and expanding the sources of capital necessary to achieve investment-grade credit metrics in the timeframe previously contemplated, or at all, which could adversely affect our ability to pursue growth through acquisitions.

If the pending disposition of our industrial properties is consummated, the size of our portfolio will be significantly reduced, which would cause adverse developments at any one of our remaining properties to have a greater negative impact on our results of operations. Although we intend to acquire additional office properties in the future, we face significant competition for acquisitions in the office market and we may not be able or have the opportunity to make suitable investments on favorable terms. The commercial real estate industry is highly competitive, and we compete with substantially larger companies, including substantially larger REITs and institutional investment funds, which may have better access to lower cost capital for the acquisition and development of properties. As a result, we may not be able or have the opportunity to make suitable investments on favorable terms in the future, which may impede our growth and have a material adverse effect on our results of operations. In addition, a further concentration of our portfolio in office properties exposes us to the risk of a downturn in the office market to a greater extent than if our portfolio remained more diversified in office and industrial properties.

Risks Related to this Offering

Our common shares are ranked junior to our Series A Preferred Shares.

As of the date of this offering, we had 6.4 million issued and outstanding 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, or Series A Preferred Shares. Our common shares are ranked junior to our Series A Preferred Shares with respect to dividends and upon dissolution. In addition to this offering, we may in the future attempt to increase our capital resources by making additional offerings of equity securities, including additional classes or series of preferred shares, which would likely have preferences with respect to dividends or upon dissolution that are senior to our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offering. Thus, our common shareholders bear the risk of our future offerings reducing the per share trading price of our common shares and diluting their interest in us.

This offering may be dilutive, and there may be future dilution of our common shares.

Giving effect to the issuance of our common shares in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share and funds from operation per share for the year ending December 31, 2013. The actual amount of dilution from this offering, or from any future offering of common or preferred shares, will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. Additionally, we are not restricted from issuing additional common shares or preferred shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, our common shares or our preferred shares or any substantially similar securities in the future. The per share trading price of our common shares could decline as a result of sales of a large number of common shares in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

Affiliates of the underwriters may receive benefits in connection with this offering.

Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc., which are underwriters of this offering, are lenders under our unsecured revolving credit facility, and an affiliate of KeyBanc Capital Markets Inc. is the lender under our secured term loans. To the extent that the Operating Partnership uses a portion of the net proceeds of this offering to repay the amounts outstanding under our secured term loans and/or a portion of the amounts outstanding under our unsecured revolving credit facility, such affiliates of our underwriters, as applicable, will receive the amounts outstanding under our secured term loans and/or their proportionate shares of any amount outstanding under our unsecured revolving credit facility that are repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because the underwriters have an interest in the successful completion of this offering beyond the underwriting discount they will receive. These interests may influence the decision regarding the terms and circumstances under which this offering is completed.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $91.1 million ($104.9 million if the underwriters’ option to purchase additional common shares is exercised in full), after deducting the underwriting discount and estimated expenses of this offering payable by us.

We intend to contribute to the Operating Partnership the net proceeds of this offering in exchange for Operating Partnership units. The Operating Partnership intends to use the net proceeds of this offering to repay outstanding indebtedness consistent with our strategic and capital plan, including the amounts outstanding under our secured term loans and a portion of the amounts outstanding under our unsecured revolving credit facility, and for general corporate purposes.

In February 2013, we entered into a senior secured multi-tranche term loan facility and borrowed $37.5 million to repay a $15.4 million mortgage loan that encumbered Cedar Hill, a $13.3 million mortgage loan that encumbered the Merrill Lynch Building and a $7.6 million mortgage loan that encumbered a building at Crossways Commerce Center. As of March 31, 2013 and May 17, 2013, the outstanding balance of the term loan was $37.5 million. The term loan bears interest at a rate per annum equal to LIBOR plus 215 basis points and matures in November 2013, with a three-month extension at our option.

As of March 31, 2013 and May 17, 2013, the outstanding balance of our secured term loan that was entered into in August 2007 was $10.0 million. The term loan bears interest at a rate per annum equal to LIBOR plus 550 basis points.

As of March 31, 2013 and May 17, 2013, the outstanding balance of our unsecured revolving credit facility was $230.0 million and $245.0 million, respectively. We utilize our credit facility from time to time to fund our working capital needs and for other general corporate purposes, the acquisition of additional properties, the development of properties, capital expenditures, redevelopment and/or improvements to our existing properties. Our unsecured revolving credit facility matures on January 15, 2014 and has a one-year extension option (subject to payment of a 25 basis point extension fee and satisfaction of certain other customary conditions), which we intend to exercise. The credit facility bears interest at a rate per annum equal to LIBOR plus 200 to 300 basis points, depending on our overall leverage. At March 31, 2013, the applicable spread on our unsecured revolving credit facility was 250 basis points. As a result of the Company’s leverage ratio at March 31, 2013, the applicable interest rate spread on our unsecured revolving credit facility will increase by 25 basis points on June 1, 2013.

Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc., which are underwriters of this offering, are lenders under our unsecured revolving credit facility, and an affiliate of KeyBanc Capital Markets Inc. is the lender under our secured term loans. As described above, the Operating Partnership intends use a portion of the net proceeds to repay the amounts outstanding under our secured term loans and a portion of the amounts outstanding under our unsecured revolving credit facility. As such, these affiliates, as applicable, will receive their proportionate shares of the amounts outstanding under our secured term loans and any amount outstanding under our unsecured revolving credit facility that are repaid with the net proceeds of this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2013 (i) on an actual basis and (ii) on a pro forma basis, as adjusted to give effect to the completion of this offering and the application of the net proceeds as described under “Use of Proceeds” in this prospectus supplement. No adjustments have been made to reflect normal course operations by us or other developments with our business after March 31, 2013, including the pending disposition described under the caption “Prospectus Supplement Summary—Recent Developments—Pending Dispositions—Industrial Portfolio.” As a result, the pro forma information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2013
	Actual	Pro Forma
	(Amounts in thousands, except per share amounts)
Cash and cash equivalents	$17,794	$17,794
Debt obligations:
Mortgage loans	$377,387	$377,387
Secured term loans	47,500	—
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility(1)	230,000	186,361

Total debt	954,887	863,748
Noncontrolling interests in the Operating Partnership	39,042	39,042
Total equity:
Preferred shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares: 6,400 shares issued and outstanding at March 31, 2013 and as adjusted	160,000	160,000
Common shares, $0.001 par value per share, 150,000 shares authorized: 51,266 shares issued and outstanding at March 31, 2013 and 57,766 shares issued and outstanding as adjusted(2)	51	58
Additional paid-in capital	799,952	891,084
Noncontrolling interests in consolidated partnerships	3,723	3,723
Accumulated other comprehensive loss	(9,876)	(9,876)
Dividends in excess of accumulated earnings	(303,686)	(303,686)

Total equity	650,164	741,303

Total capitalization	$1,644,093	$1,644,093

(1)	As of March 31, 2013, there was approximately $230.0 million outstanding under our unsecured revolving credit facility and, as of May 17, 2013, there was approximately $245.0 million outstanding. We expect to repay approximately $43.6 million of this amount with the net proceeds of this offering. See “Use of Proceeds” in this prospectus supplement.

(2)	Excludes: (a) 2,598,259 common shares issuable upon redemption of outstanding Operating Partnership units; (b) 1,468,710 common shares issuable upon exercise of outstanding options; (c) 3,686,679 common shares reserved for future awards under our equity compensation plans; and (d) 975,000 common shares issuable upon exercise of the underwriters’ option to purchase additional shares.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement with KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of common shares set forth opposite its name in the table below.

Underwriter	Number of Common Shares
KeyBanc Capital Markets Inc.	2,275,000
Wells Fargo Securities, LLC	2,275,000
BMO Capital Markets Corp.	325,000
Morgan Stanley & Co. LLC	325,000
PNC Capital Markets LLC	325,000
Raymond James & Associates, Inc.	325,000
RBC Capital Markets, LLC	325,000
Capital One Southcoast, Inc.	130,000
Piper Jaffray & Co.	130,000
SunTrust Robinson Humphrey, Inc.	65,000

Total	6,500,000

Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to purchase all of these common shares if any common shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify severally the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligations to purchase the common shares depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true and correct, that there is no material adverse change in the financial markets and that we deliver to the underwriters customary closing documents.

The underwriters propose to offer our common shares directly to the public at $14.70 per share and to certain dealers at such price less a concession not in excess of $0.3528 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.10 per share to other dealers. If all of the common shares are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Per Share	Total Without Option Exercised	Total With Option Exercised
Underwriting discount	$0.6247	$4,060,550	$4,669,633

We estimate that the total expenses related to this offering payable by us, excluding the underwriting discount, will be approximately $350,000.

We have granted the underwriters an option to purchase up to 975,000 additional common shares at the public offering price less the underwriting discount and less an amount per share equal to any distributions per share payable by us on our common shares that are not payable by us on these option shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional common shares proportionate to that underwriter’s initial amount reflected in the above table.

Our common shares are listed on the NYSE under the symbol “FPO.”

We, our executive officers and our trustees and certain affiliates of our trustees have agreed with the underwriters, for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions, not to offer, sell, hedge or otherwise dispose of any common shares or any securities convertible into or exchangeable for common shares, without the prior written consent of KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC. The lockup provisions described above apply to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the 45-day period referred to above, we issue an earnings release or (y) prior to the expiration of the 45-day period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 45-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable. As of May 17, 2013, 1,907,561 common shares and Operating Partnership units were beneficially owned by our executive officers and our trustees and certain affiliates of our trustees. However, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC may, in their sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements.

The lockup provisions described above, as related to our company, do not apply to:

•	grants of common share awards or options to purchase common shares, and the issuance of common shares upon the exercise of options, in both cases, pursuant to our equity compensation plans;

•	issuances of common shares pursuant to our employee stock purchase plan as currently in effect;

•

issuances of Operating Partnership units in connection with our or a subsidiary’s acquisition of properties or interests in the owners of properties and the issuance of common shares upon redemption of such units;

•

our filing of a redemption and/or resale registration statement under the Securities Act, with respect to common shares issuable upon redemption of outstanding Operating Partnership units and the issuance of common shares upon redemption of such units; or

•	our filing of a registration statement with respect to common shares to be issued under our equity compensation plans.

The lockup provisions described above, as related to our executive officers and our trustees and certain affiliates of our trustees, do not apply to:

•

transfers of common shares as bona fide gifts or to a trust for the benefit of the transferee’s spouse or immediate family, provided that any such transferred common shares will be subject to the lock-up provisions;

•	redemptions of Operating Partnership units, provided that any common shares acquired pursuant to any such redemption will be subject to the lock-up provisions;

•

sales or transfers of common shares to us upon the “cashless” exercise of options or the net settlement of restricted common share awards to satisfy tax withholding obligations due upon the exercise or vesting of such option or restricted common share award, or the exercise of options (whether for cash or pursuant to a net exercise provision in the relevant option agreement), in each case pursuant to option or restricted common share awards acquired pursuant to equity incentive plans existing on the date of the lock-up agreement (provided that the common shares acquired or retained upon exercise or settlement of such option or restricted share awards will be subject to the lock-up provisions);

•	the maintenance of pledges of common shares or Operating Partnership units existing on the date of the lock-up agreement; or

•	for trustees or executive officers, the establishment of a written trading plan designed such that no sales or other dispositions may occur under such plan until the expiration of the lock-up period.

Until the distribution of common shares is completed, the SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common shares. However, the underwriters may engage in transactions that stabilize the price of the common shares, such as bids or purchases of common shares in the open market while the offering is in progress to peg, fix, or maintain that price. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional common shares from us in the offering. The underwriters may reduce that short position by purchasing common shares in the open market and by exercising all or part of the option described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase additional common shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of the option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased common shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the common shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of our common shares. They may also cause the price of our common shares to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc., which are underwriters in this offering, are lenders under our unsecured revolving credit facility, and an affiliate of KeyBanc Capital Markets Inc. is the lender under our secured term loans. As such, these affiliates, as applicable, may receive a portion of the net proceeds from this offering through the repayment of the amounts outstanding under our secured term loans and the partial repayment of indebtedness under our unsecured revolving credit facility. See “Use of Proceeds.” Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., PNC Capital Markets LLC and Capital One Southcoast, Inc. also act as agents in connection with our unsecured revolving credit facility and have received and will continue to receive customary compensation in connection with our unsecured revolving credit facility.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, transactions with us and perform services for us in the ordinary course of their business. They have received and will in the future receive customary fees and commissions for these transactions. Specifically, an affiliate of Wells Fargo Securities, LLC is advising us in connection with the pending disposition described under the caption “Prospectus Supplement Summary—Recent Developments—Pending Dispositions—Industrial Portfolio.” The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of common shares through any financial intermediary, other than offers made by the underwriters with a view to the final placement of the common shares as contemplated in this prospectus supplement.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that relevant member state except that an offer to the public in that relevant member state of any common shares may be made at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any common shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe for the common shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter shall be deemed to have represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA, received by it in connection with the issue or sale of any common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any common shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal and U.S. federal income tax matters in connection with this offering will be passed upon for us by Bass, Berry & Sims PLC, Washington, D.C. Sidley Austin  LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements and schedule of First Potomac Realty Trust as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC an “automatic” registration statement on Form S-3 covering the securities offered by this prospectus supplement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any reports, statements, or other information we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed.

You should be aware that this prospectus supplement and the accompanying prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete, and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

We incorporate by reference the documents listed below, all of which have been previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Our Current Reports on Form 8-K filed on February 13, 2013, February 14, 2013, April 3, 2013 and May 20, 2013;

•	the portions of our Proxy Statement filed with the SEC on April 4, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012; and

•

our Registration Statement on Form 8-A filed with the SEC on October 10, 2003, which incorporates by reference the description of our common shares from our Registration Statement on Form S-11 (Reg. No. 333-107172), and all amendments, prospectuses or reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Current Report on Form 8-K furnished under Item 2.02 or Item 7.01) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:

First Potomac Realty Trust

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(301) 986-9200

Our SEC filings also are available on our Internet website at www.first-potomac.com. The information on or accessible through our website is not incorporated into, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$500,000,000

Common Shares

Preferred Shares

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Common shares of beneficial interest, par value $0.001 per share, or common shares;

•	Preferred shares of beneficial interest, par value $0.001 per share, or preferred shares;

•	Depositary shares representing our preferred shares;

•	Warrants to purchase our common shares, preferred shares or depositary shares representing preferred shares; and

•	Rights to purchase our common shares.

We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 51 of this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “FPO.” On February 13, 2013, the last reported sale price of our common shares on the NYSE was $13.50 per share. Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 14, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to First Potomac Realty Investment Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, which we refer to in this prospectus as our “operating partnership.”

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions may identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on our forward-looking statements.

For a detailed discussion of the risks and uncertainties that may cause our actual results of operations, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in other documents that we may file from time to time in the future

ii

with the SEC. There are, however, a number of risks associated with the conduct of our business and the risks discussed in the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2011, and in other documents that we may file from time to time in the future with the SEC, may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Furthermore, we undertake no obligation to, and do not intend to, update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, of new information, data or methods or other changes, except to the extent required by applicable law.

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OUR COMPANY

We are a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code.

We strategically focus on acquiring and redeveloping properties that we believe can benefit from our intensive property management and seek to reposition these properties to increase their profitability and value. Our portfolio contains a mix of single-tenant and multi-tenant office and industrial properties as well as business parks. Office properties are single-story and multi-story buildings that are used primarily for office use; business parks contain buildings with office features combined with some industrial property space; and industrial properties generally are used as warehouse, distribution or manufacturing facilities.

We own our properties and conduct substantially all of our operations through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of September 30, 2012, we owned a 95.2% interest in our operating partnership. The remaining interests in our operating partnership are owned by limited partners, including certain of our executive officers, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.

Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 986-9200. We maintain a website at http://www.first-potomac.com. The information on our website does not constitute a part of this prospectus.

RISK FACTORS

You should consider carefully the risks incorporated by reference in this prospectus, including under the heading “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the other information contained in or incorporated by reference in this prospectus before deciding to invest in our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, the development of properties, capital expenditures, redevelopment and/or improvements to properties in our portfolio and working capital.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the nine months ended September 30, 2012 and each of the last five fiscal years. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interest in our operating partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. There were no preferred dividends for the years ended December 31, 2010, 2009, 2008 and 2007. This information below is given on an unaudited historical basis.

	Nine Months
	Ended	Years Ended December 31,
	September 30, 2012	2011	2010	2009	2008	2007
Ratio of earnings to combined fixed charges and preferred dividends	*	*	*	1.16	1.04	*

*	Fixed charges and preferred dividends exceeded earnings for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010 and 2007. The amounts of the deficiencies, or the fixed charge and preferred dividend amounts in excess of earnings, were $22.0 million for the nine months ended September 30, 2012 and $12.3 million, $9.1 million and $6.2 million for the years ended December 31, 2011, 2010 and 2007, respectively.

DESCRIPTION OF COMMON SHARES

General

Our declaration of trust provides that we may issue up to 150,000,000 common shares of beneficial interest, par value $0.001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without shareholder approval. As of February 12, 2013, 51,035,118 common shares were issued and outstanding.

Maryland law provides, and our declaration of trust provides, that none of our shareholders are personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest and except as may be otherwise specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of our declaration of trust related to the term of office of trustees, the removal of trustees, the restrictions on ownership and transfer of our shares of beneficial interest, the voting rights of shareholders and the duration of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding at least a majority of the votes entitled to be cast on the matter.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of shares, including our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, or Series A Preferred Shares, and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto, including our Series A Preferred Shares.

Holders of shares of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares, common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares, Increase Authorized Shares and Issue Additional Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of additional preferred shares that have priority over the common shares with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise might be in their best interest.

We believe that the power of our board of trustees to increase or decrease the number of authorized shares, issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series will be available for issuance without further action by our shareholders, unless shareholder consent is required by applicable law or the rules of the NYSE, on which our common shares are traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in their best interest. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our declaration of trust and bylaws.

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than one nor more than 15. Our board currently has seven trustees. Our bylaws provide that any vacancy (other than a vacancy created by an increase in the number of trustees) may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any vacancy created by an increase in the number of trustees shall be filled by a majority of the entire board of trustees at any regular meeting or at any special meeting called for that purpose. Any individual elected to fill such vacancy will serve until the next annual meeting of shareholders.

Pursuant to our declaration of trust and bylaws, each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares have no right to cumulative voting in the election of trustees. Trustees are elected by a plurality of the votes cast.

Our bylaws will provide that at least a majority of our trustees must be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

Removal of Trustees

Our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•

an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, unless, among other conditions, the trust’s common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Our declaration of trust contains a provision opting out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested shareholder. As a result, any person who later becomes an interested shareholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute. We cannot assure you that the provision of our declaration of trust opting out of the business combination will not be amended or eliminated in the future.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There is no assurance, however, that our board of trustees will not amend or eliminate such provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds shareholder vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) vest in our board of trustees the exclusive power to fix the number of trusteeships, subject to the limitations set forth in our declaration of trust and bylaws, and to fill vacancies and (2) require, unless called by the chairman of our board of trustees, our president or our chief executive officer or our board of trustees, the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board, and our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. However, our board of trustees in the future may elect, without shareholder approval, to adopt these or one or more of the other provisions of Subtitle 8.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the term of office of trustees, the removal of trustees, the restrictions on ownership and transfer of our shares of beneficial interest, the voting rights of shareholders and the duration of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders shall be called by our secretary upon the written request of shareholders entitled to cast not less than 50% of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that except as otherwise required by law or by the rules of the public securities exchange on which our shares are then traded, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of such meeting (but not to vote thereat) has waived in writing any right to dissent from such action.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•

by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•

provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our shareholders. Likewise, if our declaration of trust were amended to opt into the business combination provisions of the MGCL, or if our board of trustees opted into certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Share Ownership Limit

Subject to certain exceptions, our declaration of trust provides that no person may actually or constructively own more than 8.75% (by number or value, whichever is more restrictive) of our outstanding common shares, or 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Shares, no person may actually or constructively own more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. For a detailed description of these restrictions, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our declaration of trust provides that, if our board of trustees determines that it is no longer in our best interests to qualify as a REIT, it shall take such actions as required by law to submit the matter to a vote of our shareholders. The affirmative vote of the holders of not less than a majority of the shares outstanding and entitled to vote thereon shall be required to terminate voluntarily our status as a REIT.

Indemnification and Limitation of Trustees’ and Officers’ Liability

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation (and our bylaws obligate us) to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by such director or officer or on such director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses to, each of our trustees, officers, employees, shareholders or agents (including any individual who, while a trustee, officer, employee, shareholder or agent, is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) from all claims and liabilities to which such person may become subject by reason of being or having been a trustee, officer, employee, shareholder or agent. Our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify:

•

any present or former trustee, officer or shareholder (including any individual who while a trustee or officer and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee), who has been successful, on the merits or otherwise, against reasonable expenses incurred by such person in the defense of a proceeding to which the trustee, officer or shareholder was made a party by reason of such status;

•	any present or former trustee or officer against any claim or liability to which such trustee or officer may become subject by reason of such status; and

•	any present or former shareholder against any claim or liability to which such person may become subject by reason of such person’s status as a present or former shareholder.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED SHARES

General

Our declaration of trust provides that we may issue up to 50,000,000 preferred shares of beneficial interest, par value $0.001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized preferred shares or the number of shares of any class or series without shareholder approval.

Outstanding Preferred Shares

As of the date of this prospectus, 6,400,000 preferred shares have been designated as 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, all of which were issued and outstanding. No other preferred shares were issued and outstanding as of the date of this prospectus.

Our Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. Dividends on our Series A Preferred Shares are cumulative and payable quarterly at the rate of 7.750% per annum per share of their $25.00 liquidation preference (equivalent to $1.9375 per annum per share). If we liquidate, dissolve or wind up our affairs, holders of our Series A Preferred Shares will have the right to receive $25 per share, plus an amount per share equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. In addition, upon certain changes of control of the company, holders of our Series A Preferred Shares will have the right to convert some or all their Series A Preferred Shares into our common shares at the conversion rate described in the articles supplementary setting forth the terms of the Series A Preferred Shares. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Future Series of Preferred Shares

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provisions for a sinking fund, if any, for such preferred shares;

•	the provisions for repurchase or redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•

the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material federal income tax consequences, if any, that are applicable to such preferred shares and not described in this prospectus;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•	the voting rights of the preferred shares, if any; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

See “Description of Common Shares — Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each shares of the related preferred shares shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of our declaration of trust. See “Restrictions On Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) at any time during the last half of our taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than (i) 8.75% (by number or value, whichever is more restrictive) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Shares, no person may beneficially or constructively own more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. However, Louis T. Donatelli and Douglas J. Donatelli, and certain persons related to either of them under the applicable ownership attribution rules, are generally permitted to own, in the aggregate, either directly or under applicable ownership attribution rules, up to 14.9% of (i) the lesser of the number or value of our outstanding common shares, and (ii) the value of our outstanding shares of beneficial interest of all classes. This 14.9% limitation is, however, reduced to 9.9% immediately prior to any time that (x) Louis T. Donatelli and Douglas J. Donatelli, together with the other related persons, constructively own, pursuant to applicable provisions of the Internal Revenue Code, in the aggregate, a 10% or greater interest in a direct or indirect tenant of our company from which the board of trustees anticipates that we will derive more than $200,000 in gross income during the current taxable year and (y) as a result of this ownership, we would be treated as constructively owning, pursuant to applicable provisions of the Internal Revenue Code, a 10% or greater interest in that direct or indirect tenant. We refer to the foregoing ownership limits collectively as the “Share Ownership Limits.”

In addition to the Share Ownership Limits, our declaration of trust prohibits any person from (a) beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, and (b) transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest where such ownership will or may violate any of the foregoing restrictions on transferability and ownership, or any person to whom our shares of beneficial interest are transferred in a transaction that resulted in share ownership in violation of the foregoing ownership limitations is required to give notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of trustees, in its sole discretion, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of trustees, and upon at least 15 days written notice from a proposed transferee prior to the proposed transfer which, if consummated, would result in a violation of one or more of the Share Ownership Limits, and upon other conditions as the board of trustees may direct, may exempt a proposed transferee from the Share Ownership Limits. However, the board of trustees may not grant such an exemption to any person if such exemption (a) could cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (b) could result in any person or group of persons each of whom constructively own 10% or more of the value of the outstanding shares of beneficial interest, in the aggregate, constructively own, other than as a result of our direct or constructive ownership, a 10% or greater interest in a direct or indirect tenant of ours from whom the board of trustees anticipate that we will derive more than $200,000 in gross income during the current taxable year.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the foregoing transfer or ownership limitations, then such transfer shall be void and the intended transferee shall acquire no rights in such shares; provided that this shall not preclude the settlement of transactions entered into through the facilities of the NYSE. If, as a result of a transfer of shares of beneficial interest or another event, there would be beneficial or constructive ownership of our shares of beneficial interest in excess or in violation of the transfer or ownership limitations described above, then that number of shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) shall be automatically transferred to a “charitable” trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer shall be deemed to be effective as of the close of business on the business day, as it is defined in the declaration of trust, prior to the date of the violative transfer or other event resulting in such excess ownership or violation. Shares of beneficial interest held in the charitable trust shall be issued and outstanding shares of beneficial interest. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall not benefit economically from ownership of any shares of beneficial interest held in such charitable trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in such charitable trust. The trustee of the charitable trust shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of beneficial interest have been transferred to the charitable trust shall be paid by the recipient of such dividend or distribution to the trustee of the charitable trust, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee of the charitable trust. Any dividend or distribution so paid to the trustee of the charitable trust shall be held in trust for the charitable beneficiary. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall have no voting rights with respect to shares of beneficial interest held in the charitable trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the charitable trust, the trustee shall have the authority, at the trustee’s sole discretion, (i) to rescind as void any vote cast with respect to such shares prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the charitable trust, the trustee shall sell the shares of beneficial interest held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust and to the charitable beneficiary as follows: The person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall receive the lesser of (i) the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust or (ii) the price paid by the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust in the transaction giving rise to the transfer of such shares of beneficial interest to the charitable trust, or, if such person did not give value for the shares of beneficial interest in such transaction, the market price (as defined in the declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust. Any net sale proceeds in excess of the amount payable to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the charitable trust, such shares are sold by a person who would otherwise have held the shares of beneficial interest transferred to the charitable trust, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust received an amount for such shares that exceeds the amount that such person was entitled to receive pursuant to the second preceding sentence, such excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a transaction or other event not involving a market price per share, the market price at the time of such transaction or other event) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transaction or other event that resulted in shares being held in the charitable trust and (ii) the date our board of trustees determines in good faith that a transaction or other event resulting in shares being held in the charitable trust has occurred if we do not receive a notice of such transaction or other event in accordance with the requirements of the declaration of trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust.

All certificates representing our shares of beneficial interest bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in the best interest of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of common shares, preferred shares, and depositary shares of the Company (collectively, the “securities”). As used in this section, the terms “we” and “our” refer solely to First Potomac Realty Trust and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Internal Revenue Code. An applicable prospectus supplement will contain information about additional material federal income tax considerations, if any, relating to particular offerings of common shares, preferred shares, depositary shares, warrants, subscription rights, preferred share purchase rights or other securities of the Company. This discussion is not exhaustive of all possible tax considerations and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to an investor subject to special tax rules, such as:

•	A tax-exempt organization, except to the extent discussed below in “— Taxation of Shareholders — Taxation of Tax-Exempt U.S. Shareholders”;

•	A broker-dealer;

•	A non-U.S. shareholder (as defined below), except to the extent discussed below in “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders”;

•	A trust, estate, regulated investment company, REIT, financial institution, insurance company or S corporation;

•	A person subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	A person holding our securities as part of a “hedge,” “straddle,” “conversion transaction,” “synthetic security” or other integrated investment;

•	A person holding our securities through a partnership or similar pass-through entity;

•	A person holding 10% or more (by value or vote) of our outstanding securities;

•	A person who receives our securities through the exercise of employee share options or otherwise as compensation; or

•	A U.S. expatriate.

In addition,

•	This summary does not address state, local or non-U.S. tax considerations;

•	This summary deals only with investors that hold our securities as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code; and

•	This discussion is not intended to be, and should not be construed as, tax advice.

The statements in this section and the opinion of Bass, Berry & Sims PLC, described below, are based on the Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to the IRS interpretations and practices includes IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2003. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code and intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Internal Revenue Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and the related rules and regulations.

In connection with the filing of this registration statement, Bass, Berry & Sims PLC has rendered an opinion that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable years ended December 31, 2009 through December 31, 2012, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2013 and thereafter. Investors should be aware that Bass, Berry & Sims PLC’s opinion is based on the federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Bass, Berry & Sims PLC’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Bass, Berry & Sims PLC will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Bass, Berry & Sims PLC’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify as a REIT” below.

If we maintain our qualification as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning securities in a C corporation. However, we will be subject to federal tax in the following circumstances:

•

We are subject to the corporate federal income tax on any “REIT taxable income,” including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned. “REIT taxable income” is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•

We are subject to tax at the highest corporate rate on net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property. In general, “foreclosure property” is property acquired by us as a result of having bid in a foreclosure or through other legal means subsequent to a default on a lease of such property or on an indebtedness secured by such property and with respect to which we make an election to treat such property as foreclosure property.

•

We are subject to a 100% tax on net income from “prohibited transactions.” In general, “prohibited transactions” are sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Requirements for Qualification — Gross Income Tests,” but our failure is due to reasonable cause and not due to willful neglect and we nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on the greater of (1) the amount by which we fail the 95% gross income test qualifying under the 95% gross income test, and (2) the amount by which we fail the 75% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed and amounts retained but with respect to which federal income tax was paid.

•

If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test), as described below under “— Requirements for Qualifications — Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we timely file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests by the highest tax rate applicable to corporations during this time period.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, and we nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder), receive a credit or refund for its proportionate share of the tax we paid, and increase its basis in our shares.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, pursuant to a carryover basis transaction, we will be liable for corporate income tax, at the highest applicable corporate rate, on the “built-in gain” with respect to those assets at the time we acquired them if we dispose of those assets within 10 years after acquiring them (provided no election is made for the transaction be currently taxable). “Built-in gain” is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquired the asset.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and/or our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

To maintain our qualification as a REIT, we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

Organizational Requirements

A REIT is a corporation, trust or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors;

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5. At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

6. During the last half of any taxable year, not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9. It meets certain other qualifications tests described below regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding securities in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. Our declaration of trust provides for restrictions regarding the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of our shares of beneficial interest are described in “Description of Capital Shares — Restrictions on Ownership and Transfer.”

For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our securities in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

We may not qualify as a REIT for any year if, at the close of such year we have undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., as the case may be, did not qualify as an S corporation for federal income tax purposes. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we or our predecessor corporation did not so qualify, we may inadvertently fail to qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for subsequent taxable years.

Effect of Subsidiary Entities

Ownership of Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. A “qualified REIT subsidiary” is a corporation (including an entity which is treated as an association taxable as a corporation for federal income tax purposes), all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. These entities are not subject to federal corporate income taxation, although they may be subject to state and local taxation in certain jurisdictions.

Ownership of Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a corporation subject to federal, and state, local or foreign income taxes where applicable, at applicable corporate rates. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any hotel or health care facility is operated. Although a taxable REIT subsidiary may not operate or manage a lodging or healthcare facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” or a “qualified healthcare property” and is operated on behalf of the taxable REIT subsidiary by an “eligible independent contractor.”

We and a subsidiary must make a joint election for a subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns more than 35% of the value or voting power of all outstanding stock of a corporation, the corporation will automatically also be treated as a taxable REIT subsidiary. Overall, no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a controlled taxable REIT subsidiary will not be treated as “rents from real property.”

The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

The income and assets of a taxable REIT subsidiary are not attributable to the REIT for purposes of satisfying the income and asset ownership requirements applicable to REIT qualification. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “Gross Income Tests — Prohibited Transactions Tax.”

We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which currently is not engaged in any business activities. Certain of our management activities may be conducted in the future through First Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal and state income taxes on their net income at the standard corporate rates.

Ownership of Partnership Interests

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “— Requirements for Qualification — Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	“rents from real property;”

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain on the disposition of real property or mortgages on real property, in either case, not held for sale to customers; and

•

income derived from the temporary investment of new capital in stock or debt instruments during the one-year period following our receipt of the new capital that we raise through the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock, or any combination of these.

The following items of income are excluded from the computation of these gross income tests: (i) gross income from “prohibited transactions;” (ii) income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests; and (iii) certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met. Several conditions must be satisfied in order for rents received by a REIT to qualify as “rents from real property.”

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Bass, Berry & Sims PLC that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent by reference to any person’s income or profits, in compliance with the rules above.

Second, we must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our securities is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. In addition, our declaration of trust prohibits transfers of our securities that would cause us to own actually or constructively, 10% or more of the ownership interests in a tenant. Based on the foregoing, we should never own, actually or constructively, 10% or more of any tenant other than a taxable REIT subsidiary. We have represented to Bass, Berry & Sims PLC that we will not rent any property to a related-party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our securities, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

As described above, we currently have one taxable REIT subsidiary. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.” If in the future we receive rent from a taxable REIT subsidiary, we will seek to comply with this exception.

Third, if a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds one percent of the total amount received by the REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is one percent or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” There are two exceptions to this rule. First, impermissible services can be provided by an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Second, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

Fourth, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fifth, tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

Interest Income

“Interest” generally will be non-qualifying for purposes of the 75% and 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based upon a fixed percentage or percentages of receipts or sales may qualify under the 75% and 95% gross income tests. To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to such participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property in the hands of the borrower or us. We may receive interest payments from a taxable REIT subsidiary. These amounts of interest are qualifying for purposes of the 95% gross income test but not necessarily the 75% gross income test. We do not anticipate that the amounts of interest derived from a taxable REIT subsidiary would affect our ability to continue to satisfy the 75% gross income test.

Prohibited Transactions Tax

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances existing from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•

the REIT has held the property for not less than two years and for the production of rental income (unless such property was acquired through foreclosure or a deed in lieu of foreclosure or a lease termination);

•

the capitalized expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property are less than 30% of the net selling price of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

Income from Foreclosure Property

We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (other than income and gain derived from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property (other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent); or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT (other than through an independent contractor from whom the REIT does not derive or receive any income).

Income from Hedging Transactions

From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. To the extent that we enter into a transaction in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, any income or gain from the hedging transaction will be excluded from gross income for purposes of the 75% and 95% gross income tests, provided that we clearly and timely identify such hedging transaction in the manner required under the Internal Revenue Code and the Treasury regulations promulgated thereunder (a “qualifying hedging transaction”). Income arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as qualifying income for purposes of the 75% and 95% gross income tests, provided we clearly identify the transaction as such before the close of the day on which it was acquired, originated, or entered into (or such other time as set forth in Treasury regulations) (a “qualifying foreign currency transaction”). We currently intend to structure any hedging transactions in a manner that does not jeopardize our REIT status, although this determination depends on an analysis of the facts and circumstances concerning each hedging transaction.

Foreign Currency Gains

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes (i) foreign currency gain attributable to (A) any item of income or gain that is qualifying income for purposes of the 75% gross income test, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property.

Temporary Investment Income

For purposes of the 75% gross income test, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing new capital raised through the issuance of shares of beneficial interest or certain long-term debt obligations in stock and debt obligations, but only for the one-year period beginning on the date we receive the new capital.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we will incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 95% of our gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

1. At least 75% of the value of our total assets must consist of: “real estate assets;” cash or cash items, including certain receivables; foreign currency that meets certain requirements under the Internal Revenue Code; and government securities. “Real estate assets” include interests in real property, mortgages secured by real estate assets, shares of other REITs, and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or certain long-term debt obligations.

2. Not more than 25% of our total assets may be represented by securities, other than those described in paragraph 1 above.

3. Except for the securities described in paragraph 1 above and securities of taxable REIT subsidiaries and qualified REIT subsidiaries, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

4. Except for the securities described in paragraph 1 above and securities of taxable REIT subsidiaries and qualified REIT subsidiaries, we may not own more than 10% of the voting power of any one issuer’s outstanding securities.

5. Except for the securities described in paragraph 1 above, securities of taxable REIT subsidiaries and qualified REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, we may not own more than 10% of the value of any one issuer’s outstanding securities.

6. No more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which are defined as written unconditional promises to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies: (A) a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and (B) a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We monitor the status of our assets for purposes of the various asset tests and manage our portfolio in order to comply at all times with such tests. If we failed to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets.

If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient non-qualifying assets within 30-days after the close of that quarter. The failure to satisfy the asset tests can be remedied even after the 30-day cure period. If we violate the 5% asset test or 10% vote or value test described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million), and (ii) we dispose of sufficient assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we first identified the failure. In the event of any other failure of the asset tests, we will not lose our REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset causing the failure with the IRS, (iii) we dispose of sufficient assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we first identify the failure, and (iv) we pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests. The applicable Treasury regulations have yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount not less than:

•

the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and any net capital gain, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted toward satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income within the periods described above, we will be subject to federal income tax on the retained portion at regular capital gain and ordinary corporate income tax rates.

If we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax it would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries, and our inclusion of items of income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

If we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior periods net of excess distributions from prior taxable periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.We may elect to retain and pay federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests that have the specific mitigation clauses described above in “— Requirements for Qualification — Gross Income Tests” and ‘‘—Requirements for Qualification — Asset Tests,” we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we were to fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders, and any distributions to shareholders would be taxable as dividend income to the extent of our current and accumulated earnings and profits. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as dividends, even if such dividends were attributable to our capital gain. Corporate shareholders may be eligible for a dividends-received deduction if certain conditions are satisfied. Individual shareholders may be eligible for the reduced long-term capital gain rate of 20% or less on such dividends if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Other Tax Consequences

Tax Aspects of Our Investments in Partnerships and Limited Liability Companies Generally

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships, limited liability companies or other entities we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members generally may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we qualified for certain relief provisions. See “— Requirements for Qualification — Gross Income Tests” and “—Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties

Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference.” Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference.

Basis in Partnership Interest

Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss (including non-deductible expenses), the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership. Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Requirements for Qualification — Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, the term “U.S. shareholder” is a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our securities by the partnership.

Distributions Generally

So long as we qualify as a REIT, distributions out of our current and accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of shares are out of current and accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable C corporations.

Distributions to Holders of Depositary Shares

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred shares in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. For a discussion of the treatment of dividends and other distributions with respect to the preferred shares of the Company, see “— Taxation of Taxable U.S. Shareholders — Distributions Generally.”

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 35%;

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares of our shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of our Company” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income

With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including our taxable REIT subsidiaries);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our securities will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

Dispositions of Our Shares

If a U.S. shareholder sells, redeems or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the securities for tax purposes. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our securities will be subject to a maximum U.S. federal income tax rate of 20%, if our shares are held for more than one year, and will be taxed at ordinary income rates up to 39.6% if the stock is held for one year or less. In addition, certain U.S. shareholders will be subject to a 3.8% Medicare tax on such capital gains. See “— Taxation of Taxable U.S. Shareholders — Medicare Tax on Unearned Income” below. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of the Company’s shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

Capital losses recognized by a U.S. shareholder upon the disposition of our securities that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our securities by a U.S. shareholder who has held the securities for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

If a shareholder recognizes a loss upon a subsequent disposition of our securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our securities, or transactions that we might undertake directly or indirectly.

Redemption of Preferred and Depositary Shares

Whenever we redeem any preferred or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred or depositary shares to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the shares being redeemed, but also such holder’s ownership of other classes and series of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the holder of preferred or depositary shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred or depositary shares will be treated as a distribution on our shares as described under “Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally,” and “Taxation of Non-U.S. Shareholders — Distributions Generally.” If the redemption of a holder’s preferred or depositary shares is taxed as a dividend, the adjusted basis of such holder’s redeemed shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our preferred or depositary shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Preferred Shares into Common Shares

Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our securities as described above in “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Medicare Tax on Unearned Income

Certain U.S. security holders that are individuals, estates or trusts are required to pay a 3.8% Medicare tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. Prospective U.S. shareholders should consult their own tax advisors regarding the impact of this Medicare tax on an investment in our securities.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our securities as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our securities are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our securities generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our securities. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. In which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this summary, “non-U.S. shareholder” is a beneficial owner of our securities that is not a U.S. shareholder (as defined above under “— Taxation of Taxable U.S. Shareholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions Generally

As described in the discussion below, distributions paid by us with respect to our common shares, preferred shares and depositary shares will be treated for U.S. federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends

A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•

the distribution is attributable to our net capital gain from the sale of U.S. Real Property Interests, or “USRPIs,” and the non-U.S. shareholder owns 5% or less of the value of our securities at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our securities. In cases where the dividend income from a non-U.S. shareholder’s investment in our securities is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions

Unless (A) our securities constitute a USRPI, as described in “— Dispositions of Our Securities” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends

A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. shareholder owns more than 5% of the value of our securities at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•

the non-U.S. shareholder’s investment in our securities is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on any capital gains recognized by such non-resident alien individual.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our securities at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain

Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our securities held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, non-U.S. shareholders should consult their tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Securities

Unless our securities constitute a USRPI, a sale of our securities by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular shareholder, our securities will constitute a USRPI only if each of the following three statements is true:

•

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

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We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded, we cannot guarantee that we are or will remain a domestically-controlled qualified investment entity; and

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Either (a) our securities are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our securities are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 5% of our outstanding securities any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our securities even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our securities within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, our securities during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the securities could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our securities that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Conversion of Our Preferred Shares into Common Shares

Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares, provided our preferred shares do not constitute a USRPI. Even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Dispositions of Our Securities.” Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders — Generally

In general, information-reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at a rate of 28% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Shareholders — Generally

Generally, information reporting will apply to payments of distributions on our securities, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our securities to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our securities to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the non-U.S. shareholder’s particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

For payments after December 31, 2013, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a federal withholding tax at a 30% rate will be imposed on dividends received by (i) U.S. shareholders that own their shares through foreign accounts or foreign intermediaries and (ii) certain non-U.S. shareholders. In addition, for payments after December 31, 2016, if certain disclosure requirements related to U.S. accounts or ownership are not satisfied, a federal withholding tax at a 30% rate will be imposed on proceeds of sale in respect of our shares received by (i) U.S. shareholders that own their shares through foreign accounts or foreign intermediaries and (ii) certain non-U.S. shareholders. If payment of withholding taxes is required, shareholders that otherwise are eligible for an exemption from, or reduction of, federal withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and/or shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our securities of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common shares are listed on the NYSE under the symbol “FPO.” Our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares are listed on the NYSE under the symbol “FPOPrA.” Any securities that we issue, other than our common shares and our Series A Preferred Shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Bass, Berry & Sims PLC.

EXPERTS

The consolidated financial statements and schedule of First Potomac Realty Trust as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, and the statement of revenues and certain expenses for the year ended December 31, 2009 of 500 First Street, NW, the statement of revenues and certain expenses for the period from July 1, 2009 to December 31, 2009 of Redland Corporate Center, and the statements of revenues and certain expenses for the year ended December 31, 2010 of 840 First Street, NE and One Fair Oaks, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2011, expresses an opinion that First Potomac Realty Trust did not maintain effective internal control over financial reporting as of December 31, 2011 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management did not effectively operate controls related to monitoring and oversight of compliance with financial covenants under the terms of certain of its debt agreements.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.first-potomac.com. You should not consider information on our website to be part of this prospectus.

Our common shares are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

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our Current Reports on Form 8-K filed with the SEC on July 1, 2011, January 3, 2012, February 2, 2012, March 14, 2012, May 16, 2012 (Film No.: 12849424), May 30, 2012, June 11, 2012, July 27, 2012 (with respect to Item 5.02 only), August 27, 2012, September 4, 2012, September 14, 2012, October 5, 2012, December 28, 2012, February 13, 2013 and February 14, 2013;

•	our Proxy Statement filed with the SEC on April 5, 2012;

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our registration statement on Form 8-A filed with the SEC on January 18, 2011, which incorporates by reference the description of our Series A Preferred Shares from the Company’s prospectus supplement dated January 12, 2011, and all amendments, prospectuses or reports filed for the purpose of updating such description; and

•

our Registration Statement on Form 8-A filed with the SEC on October 10, 2003, which incorporates by reference the description of our common shares from our Registration Statement on Form S-11 (Reg. No. 333-107172), and all amendments, prospectuses or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information that is deemed to have been “furnished” and not “filed” with the SEC, including any current report on Form 8-K furnished under Item 2.02 or Item 7.01. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting First Potomac Realty Trust as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

First Potomac Realty Trust

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(301) 986-9200

Our SEC filings also are available on our Internet website at http://www.first-potomac.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

6,500,000 Shares

Common Shares

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